Filed by the Registrant ☒

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Virtus Opportunities Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Your response is urgently needed.

Dear Valued Virtus Fund Shareholder:

I am writing to ask for your help with an important effort to successfully pass the reorganization proposal that has been underway for the past two months. You are an important shareholder of record in Virtus Rampart Multi-Asset Trend Fund.

The special meeting was adjourned out to October 14, 2020 due to the lack of shareholder participation. Your vote on the proposal for reorganization is vital to the completion of this goal.

You are eligible to vote since you owned shares in this fund as of the record date, and your vote is critical. Your immediate participation is needed.

Please help us by voting. There are three quick and easy ways to vote:

Speak with a proxy specialist: You may quickly cast your vote by speaking with a proxy specialist, who can also any questions you may have about the proposals in question. Call toll free at 1-833-550-0983.

Vote online: You may cast your vote by logging onto the internet address on your proxy ballot(s) and then following the instructions on the website. www.proxyvote.com

Vote by touch-tone phone: You may cast your vote by calling the toll-free number found on the proxy ballot(s) that you received.

I would be extremely thankful for your help with this important initiative. If you have any questions, please call 1-833-550-0983. We appreciate your investment in the Virtus Funds. Thank you again for your help and support.

Sincerely,

George R. Aylward

President, Virtus Funds

VMA NOBO_REG Priority

Your response is urgently needed.

Dear Valued Virtus Fund Shareholder:

I am writing to ask for your help with an important effort to successfully pass the reorganization proposal that has been underway for the past two months. You are an important shareholder of record in Virtus Rampart Multi-Asset Trend Fund.

The special meeting was adjourned out to October 14, 2020 due to the lack of shareholder participation. Your vote on the proposal for reorganization is vital to the completion of this goal.

You are eligible to vote since you owned shares in this fund as of the record date, and your vote is critical. Your immediate participation is needed.

Please help us by voting. There are two quick and easy ways to vote:

Vote online: You may cast your vote by logging onto the internet address on your proxy ballot(s) and then following the instructions on the website. www.proxyvote.com

Vote by touch-tone phone: You may cast your vote by calling the toll-free number found on the proxy ballot(s) that you received.

I would be extremely thankful for your help with this important initiative. If you have any questions, please call 833-550-0983. We appreciate your investment in the Virtus Funds. Thank you again for your help and support.

Sincerely,

George R. Aylward

President, Virtus Funds

VMA OBO_ Priority